EXHIBIT 99.1

CONTACTS:

Wm. Stacy Locke, President & CFO
Pioneer Drilling Company
210-828-7689

Ken Dennard / kdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
FOR IMMEDIATE RELEASE	DRG&E
713-529-6600

PIONEER DRILLING REPORTS FISCAL

FIRST QUARTER RESULTS

AUGUST 7, 2003 – SAN ANTONIO, TEXAS – Pioneer Drilling Company (AMEX: PDC) today reported results for the three months ended June 30, 2003.

Revenues for the fiscal first quarter of 2004 increased to $23.9 million as compared to revenues of $18.5 million in the first quarter of 2003.  EBITDA(1) was $2.8 million in the first quarter of 2004 compared to $3.1 million in the same period last year.  Net loss in the first quarter of 2004 was $1.1 million, or $0.05 loss per share, versus a net loss of $171,600, or $0.01 loss per share, during the first quarter of 2003.

Average rig utilization for the first quarter was 87 percent, up from 77 percent in the same period last year.  The average number of rigs during the fiscal first quarter increased to 24.6 versus an average number of rigs during last year’s quarter of 20.7.  Revenue days were 1,958 compared to 1,453 days for the first quarter of fiscal 2003.  Drilling margin was $3.5 million for the first fiscal quarter of 2004, or $1,779 per day versus drilling margin of $3.4 million, or $2,305 per day in the first quarter of 2003.

Michael E. Little, Pioneer Drilling’s Chairman and Chief Executive Officer, stated, “We had a good quarter with respect to rig utilization.  We are particularly pleased to be seeing the positive effects of improving land drilling dayrates.  Our margin per revenue day increased to $1,779, up over 60 percent from the average $1,095 per day margin we achieved during the last two quarters.    This positive trend should continue as the year progresses.”

Pioneer Drilling’s management team will be holding a conference call on Thursday, August 7, 2003, at 11:00 a.m. eastern time.  To participate in the call, dial (303) 262-2140 at least ten minutes before the conference call begins and ask for the Pioneer Drilling conference call.  A replay of the call will be available approximately two hours after the call ends and will be accessible until August 14, 2003.  To access the replay, dial (303) 590-3000 and enter the pass code 546043.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing Pioneer Drilling’s web site at http://www.pioneerdrlg.com.  To listen to the live call on the web, please visit Pioneer Drilling’s web site at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live web cast, an archive will be available shortly after the call.  For more information, please contact Karen Roan at DRG&E at (713) 529-6600 or email kroan@drg-e.com.

Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas operators drilling wells in north, east and south Texas.  The Company’s fleet consists of 27 land drilling rigs that drill in depth ranges between 10,000-18,000 feet, with an additional Cabot 1200 rig expected to be delivered in late August 2003.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management.  Forward-looking information includes statements regarding the Company’s anticipated growth, demand from the Company’s customers, capital spending by oil and gas companies and the Company’s expectations regarding its new rigs and the U. S. land drilling sector.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions and industry trends; the continued strength or weakness of the contract land drilling industry in the geographic areas where the Company operates; decisions about onshore exploration and development projects to be made by oil and gas companies; the highly competitive nature of the contract land drilling business; the Company’s future financial performance, including availability, terms and deployment of capital; the continued availability of qualified personnel; and changes in governmental regulations, including those relating to the environment.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  These risks, as well as others, are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2003 and subsequent Form 10-Q’s.

(1)           EBITDA, a non-GAAP financial measure, represents earnings before net interest, income taxes and depreciation and amortization. Our management believes EBITDA is a useful measure for evaluating our financial condition and results of operations because of its focus on our results from operations before net interest, income taxes, depreciation and amortization.  We use EBITDA to monitor and compare the operating performance of our business from period to period. EBITDA is not a measure of financial performance under gererally accepted accounting principles.  However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry.  A reconciliation of net loss to EBITDA is included below.  EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

Net Loss Reconciliation to EBITDA

(Unaudited)

	Three Months Ended
	6/30/03	6/30/02

Net loss	$(1,056,301)	$(171,601)
Depreciation and amortization	3,624,181	2,688,281
Interest income (expense)	685,965	536,239
Income tax (benefit) expense	(409,469)	3,898
EBITDA	$2,844,376	$3,056,817

- Financial Tables to Follow -

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Statements of Operations

	(Unaudited)
	Three Months Ended
	6/30/03	6/30/02
Revenues:
Contract drilling	$23,850,083	$18,451,855
Other	8,947	11,940
Total operating revenues	23,859,030	18,463,795

Costs & Expenses:
Contract drilling	20,366,406	15,102,980
Depreciation	3,624,181	2,688,281
General & administrative	648,248	507,885
Total operating costs	24,638,835	18,299,146

Earnings (loss) from operations	(779,805)	164,649

Other income (expense):
Interest expense	(733,655)	(559,790)
Interest income	47,690	23,551
Other	—	203,887
Total other income (expense)	(685,965)	(332,352)

Loss before income taxes	(1,465,770)	(167,703)

Income tax (expense) benefit	409,469	(3,898)

Net loss	$(1,056,301)	$(171,601)

Loss per share:
Basic	$(0.05)	$(0.01)
Diluted	$(0.05)	$(0.01)

Weighted average number of shares outstanding:
Basic	21,707,935	15,953,997
Diluted	21,707,935	15,953,997

Operating statistics:
Average number or rigs operating	24.6	20.7
Utilization rate	87%	77%
Revenue days	1,958	1,453
Drilling margin	$3,483,677	$3,348,875
Drilling margin/day	$1,779	$2,305
Total capital expenditures, excluding acquisitions	$1,250,235	$1,820,344

PIONEER DRILLING COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(Unaudited)
	6/30/03	3/31/03
Assets
Current assets:
Cash and cash equivalents	$15,213,499	$21,002,913
Receivables, net	7,582,521	4,499,378
Contract drilling in progress	4,038,041	4,429,545
Federal income tax receivable	—	444,900
Current deferred income taxes	129,821	180,991
Prepaid expenses	754,051	914,187
Total current assets	27,717,933	31,471,914
Net property, plant and equipment	90,748,826	87,855,903
Other assets	358,743	366,500
Total assets	$118,825,502	$119,694,317

Liabilities and Equity
Current liabilities:
Notes payable	$235,704	$587,177
Current long-term debt	3,329,181	2,811,986
Accounts payable	13,935,675	14,206,586
Prepaid drilling contracts	127,500	—
Accrued expenses	3,719,699	2,721,856
Total current liabilities	21,347,759	20,327,605
Long-term debt	44,892,176	45,854,542
Deferred taxes	5,924,606	5,839,908
Total liabilities	72,164,541	72,022,055
Total shareholders’ equity	46,660,961	47,672,262
	$118,825,502	$119,694,317

# # #